UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400
Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 1, 2026 (the “Closing Date”), TTM Technologies, Inc. (the “Company”) entered into a Second Amended & Restated Credit Agreement by and among the Company, the foreign subsidiary borrowers party thereto, any designated borrowers party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the several lenders from time to time parties thereto (the “2026 Credit Agreement”). The 2026 Credit Agreement amends and restates the Company’s existing Amended & Restated Term Loan Credit Agreement, dated as of May 30, 2023, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the several lenders from time to time parties thereto, as amended by the First Amendment dated as of August 1, 2024, and provides for a Term Loan Facility (as defined below) and a Revolving Credit Facility (as defined below).

Term Loan Facility

The 2026 Credit Agreement provides for a repriced and upsized $400.0 million senior secured term loan credit facility (the “Term Loan Facility”) that amends and restates the Company’s existing senior secured term loan credit facility (the “Prior Term Loan Facility”), under which $340.4 million of indebtedness was outstanding. In addition, the 2026 Credit Agreement will permit the Company to add one or more senior secured incremental term loan facilities to the Term Loan Facility subject to the satisfaction of certain conditions.

On the Closing Date, the Company used proceeds from the Term Loan Facility to refinance the full amount of indebtedness outstanding under the Prior Term Loan Facility, as well as to pay related fees and expenses. The Term Loan Facility borrowings bear interest at an interest rate of Term SOFR (the forward-looking secured overnight financing rate) plus a margin of 1.75%, reducing the Company’s cost of borrowing by 50 basis points as compared to the Prior Term Loan Facility. The Term Loan Facility continues to require the Company to make quarterly principal repayments in an aggregate annual amount equal to 1% of the initial aggregate principal amount of the Term Loan Facility. The Term Loan Facility maintains the same scheduled maturity date of May 30, 2030 as the Prior Term Loan Facility.

Revolving Credit Facility

In addition, the Credit Agreement provides for a new senior secured cash flow revolving credit facility with committed maximum borrowing capacity of up to $1.0 billion (the “Revolving Credit Facility”) that replaces (a) the Company’s existing $150.0 million U.S. asset-based revolving credit facility, which was scheduled to mature in May 2028 and (b) the Company’s existing $150.0 million Asia asset-based revolving credit facility, which was scheduled to mature in June 2028. Unless previously terminated in accordance with its terms, the Revolving Credit Facility is scheduled to mature in May 2031.

The Revolving Credit Facility includes a letter of credit subfacility with a sublimit of $200.0 million. Borrowings under the Revolving Credit Facility, which the Company may draw upon from time to time, bear interest at an interest rate of Term SOFR plus a margin ranging from 1.25% to 2.25%. The Company is also required to pay certain fees in connection with the Revolving Credit Facility, including unused commitment fees based on the average daily unused portion of the Revolving Credit Facility, ranging from 0.15% to 0.35% on an annual basis based on leverage. The proceeds of the loans may be used to finance working capital needs and for general corporate purposes.

The obligations under the 2026 Credit Agreement are unconditionally guaranteed by each of the Company’s direct and indirect, existing and future domestic subsidiaries, subject to certain exceptions (collectively, the “Guarantors”). In addition, subject to certain exclusions and limitations, the obligations of the Company and each Guarantor in respect of the 2026 Credit Agreement are secured by a perfected first priority security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors, including all of the capital stock held by the Company and the Guarantors (subject to a limitation of 65% on pledges of capital stock of certain foreign subsidiaries and domestic holding companies of foreign subsidiaries).

The 2026 Credit Agreement contains certain affirmative and restrictive covenants that the Company must comply with, including (a) limitations on additional indebtedness, (b) limitations on liens, (c) limitations on investments, (d) limitations on the issuance of dividends and (e) limitations on fundamental changes, as well as other customary covenants for credit facilities of this type. The 2026 Credit Agreement contains customary maintenance financial covenants applicable solely to the Revolving Credit Facility. Specifically, the Company is required to maintain a minimum consolidated interest coverage ratio of at least 2.50:1.00 and a maximum consolidated leverage ratio of not greater than 4.50:1.00 as of the end of each fiscal quarter. The maximum consolidated leverage ratio is subject to a customary acquisition holiday that permits the level to increase to 5.00:1.00 for the fiscal quarter in which a qualifying material acquisition is consummated and the following three fiscal quarters. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the 2026 Credit Agreement may be accelerated.

A copy of the 2026 Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference thereto. The foregoing summary of the 2026 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the 2026 Credit Agreement, on June 1, 2026, the Company terminated (a) the Amended & Restated ABL Credit Agreement, dated as of May 30, 2023, by and among the Company, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, Bank of America, N.A. and Truist Securities, Inc. as Syndication Agents, and HSBC Securities (USA) Inc., as Documentation Agent, as amended by the First Amendment dated as of June 10, 2024 (the “U.S. ABL Credit Agreement”), and (b) the Amended & Restated Facility Agreement, dated as of June 14, 2023, by and among TTM Technologies China Limited and TTM Technologies Trading (Asia) Company Limited, as borrowers, TTM Technologies (Asia Pacific) Limited and other parties as guarantors, The Hong Kong and Shanghai Banking Corporation Limited and Barclays Bank PLC as original lenders, and The Hong Kong and Shanghai Banking Corporation Limited as arranger, facility agent, security trustee and issuing bank (the “Asia ABL Credit Agreement”), and repaid all obligations pursuant to the U.S. ABL Credit Agreement and the Asia ABL Credit Agreement.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Report are also responsive to this Item 2.03 and are hereby incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.03	Material Modifications to Rights of Security Holders.

Pursuant to the terms of the 2026 Credit Agreement, the Company is subject to certain restrictions on its ability to declare or pay any dividend or make any other payments or distributions on account of any capital stock of the Company and its restricted subsidiaries. The disclosures above under Item 1.01 of this Report regarding such restrictions are also responsive to this Item 3.03 and are hereby incorporated by reference into this Item 3.03.

Section 7 - Regulation FD

Item 7.01 – Regulation FD Disclosure.

On June 3, 2026, the Company issued a press release announcing the 2026 Credit Agreement (the “Press Release”). A copy of the Press Release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report, including Exhibit 99.1, contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Second Amended & Restated Credit Agreement, dated as of June 1, 2026, by and among TTM Technologies, Inc., as Borrower, the foreign subsidiary borrowers party thereto, any designated borrowers party thereto, the several Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated June 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: June 3, 2026		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary